Exhibit 99.01

Freedom Holding Corp. Set to Acquire Prime Executions, Inc.

Acquisition Will Expand Company’s Global Footprint and Sets Stage for U.S. Growth

ALMATY, KAZAKHSTAN / ACCESSWIRE / December 21, 2020 / Freedom Holding Corp. (Nasdaq: FRHC) (the "Company") today announced that the Financial Industry Regulatory Authority (“FINRA”) has approved the continuing membership application filed by Prime Executions, Inc. (“Prime Executions”), a Delaware corporation, that will permit the Company to complete the acquisition of Prime Executions. The transaction is expected to close by the first week of January 2021. Prime Executions is a broker dealer registered with the U.S. Securities and Exchange Commission and member of the New York Stock Exchange (“NYSE”) where it acts as an agency only broker dealer operating from the floor of the exchange. It is also a member of NASDAQ, FINRA and SIPC.

Commenting on the acquisition, Company CEO, Timur Turlov stated, “We are pleased to receive the FINRA approval necessary to allow us to complete the acquisition of Prime Executions, which has a sterling reputation at the New York Stock Exchange, and we look forward to working with the strong team of brokers and market experts that have been delivering exceptional service to clients for the past 29 years. The acquisition of Prime Executions is an important milestone for Freedom Holding, as it will give us a foothold in the U.S. markets that will benefit our clients by assuring them cost efficient and timely execution of U.S. market trades. Also, we expect the addition of Prime Executions will allow us to continue expanding our business by making available to both U.S. and Eurasian market participants the best cross-market financial opportunities.”

The Company also announced that Robert Wotczak has been hired to serve as the President and CEO of Prime Executions. Mr. Wotczak has more than 30 years of capital markets advisory and executive management experience, including employment in senior positions within the American Stock Exchange and the NYSE. Turlov stated, “Mr. Wotczak has worked with the Company in an advisory capacity during the past two years and we are excited to have him assume the executive leadership of Prime Executions as we move forward with our growth plans for the firm.”

The Company acquired the outstanding shares of Prime Executions from Andrew Silverman and Daniel Tandy. Both Mr. Silverman and Mr. Tandy have agreed to continue serving as members of the board of directors of Prime Executions.

About Prime Executions

Prime Executions is a qualified “Blue Line” NYSE brokerage firm able to access multiple marketplaces to trade on average more than 630,000,000 shares per month to meet client needs. Prime Executions combines an experienced sales team, brokers and all the available technologies provided by the NYSE and several outside vendors to provide exceptional fill rates and less shortfall slippage to a wide variety of clients on both the buy side and sell side. Additional information regarding Prime Executions may be viewed at its website www.primexe.com.

About Freedom Holding Corp.

Freedom Holding Corp., a Nevada corporation, is a financial services holding company conducting retail financial brokerage, investment counseling, securities trading, investment banking and underwriting services through its subsidiaries under the name of Freedom Finance in Eurasia where it employs more than 1,500 persons. The Company is a professional participant in numerous securities exchanges including the Kazakhstan Stock Exchange, Astana International Exchange, Moscow Exchange, Saint-Petersburg Exchange, Republican Stock Exchange of Tashkent and Ukrainian Exchange. The Company is headquartered in Almaty, Kazakhstan, with administrative office locations in Russia, Cyprus and the United States.

The Company's common shares are registered with the United States Securities and Exchange Commission and are traded in the United States on the Nasdaq Capital Market, operated by Nasdaq, Inc.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking" statements. All forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include completion of certain conditions to closing, economic, business and regulatory risks and other factors identified in the Company’s periodic and current reports filed with the Securities and Exchange Commission.  All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

Website Disclosure

Freedom Holding Corp. intends to use its website, https://ir.freedomholdingcorp.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Contact: usoffice@freedomholdingcorp.com

SOURCE: Freedom Holding Corp.